Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

National Banking Association	04-3401714
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

150 Royall Street, Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

Computershare Trust Company, National Association

Attn: Legal Department

150 Royall Street

Canton, MA 02021

(781) 575-2000

(Name, address and telephone number of agent for service)

Sally Beauty Holdings, Inc.

Sally Holdings LLC

Sally Capital Inc.

See Table of Additional Registrants below

(Exact name of obligor as specified in its charter)

Delaware Delaware Delaware	36-2257936 36-4472381 56-2620323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3001 Colorado Boulevard Denton, Texas	76210
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

Table of Additional Registrants

The following direct or indirect subsidiaries of Sally Beauty Holdings, Inc. may be guarantors of debt securities offered by Sally Beauty Holdings, Inc., Sally Holdings LLC or Sally Capital Inc. and are Co-Registrants:

Exact Name of Obligor as Specified in its Charter (1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Sally Investment Holdings LLC	Delaware	26-0382328
Beauty Systems Group LLC	Virginia	36-4201155
Armstrong McCall Holdings, Inc.	Texas	74-1499645
Armstrong McCall Holdings, L.L.C.	Delaware	74-2766844
Armstrong McCall Management, L.C.	Texas	74-2766842
Armstrong McCall, L.P.	Texas	74-2766845
Innovations-Successful Salon Services	California	95-4251192
Procare Laboratories, Inc.	Delaware	36-4294731
Neka Salon Supply, Inc.	New Hampshire	02-0347958
Salon Success International, LLC	Florida	14-1819659
Loxa Beauty LLC	Indiana	27-1831293
Sally Beauty Supply LLC	Virginia	36-2683258
Diorama Services Company, LLC	Delaware	20-5230107
Arcadia Beauty Labs LLC	Delaware	75-2624245
Sally Beauty International Finance LLC	Delaware	75-2719403
Beauty Holding LLC	Delaware	36-4053597
Sally Beauty Military Supply LLC	Delaware	36-4808431
Arcadia Beauty Labs II LLC	Delaware	93-2668190

(1)	The address and zip code of each registrant’s principle executive office is 3001 Colorado Boulevard Denton, Texas 76210

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

340 Madison Avenue, 4th Floor

New York, NY 10017-2613

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Item 16.	List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1. A copy of the articles of association of the trustee. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-200089).

2. A copy of the certificate of authority of the trustee to commence business.

3. A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association.

4. A copy of the existing bylaws of the trustee, as now in effect. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-200089).

6. The consent of the Trustee required by Section 321(b) of the Act.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, and State of Minnesota, on the 9th day of May, 2024.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Sara Corcoran
Name: Sara Corcoran
Title: Officer

EXHIBIT 2

A copy of the Comptroller of the Currency Certificate of Corporate Existence for Computershare Trust Company, National Association, dated April 8, 2024.

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "Computershare Trust Company, National Association," Canton, Massachusetts (Charter No. 23148), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

IN TESTIMONY WHEREOF, today, April 8, 2024, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

CURRENCY BUREAU
TREASURY DEPARTMENT
SEAL
OF THE
Comptroller
OF THE
CURRENCY

2024-00739-C

EXHIBIT 3

A copy of the Comptroller of the Currency Certificate of Corporate Existence for Computershare Trust Company, National Association, dated April 8, 2024.

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of debt securities, Computershare Trust Company, National Association hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Sara Corcoran
Name: Sara Corcoran
Title: Officer

May 9, 2024

EXHIBIT 7

Consolidated Report of Condition of

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

150 Royall Street, Canton, MA 02021

at the close of business December 31, 2023.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,219
Interest-bearing balances	559,064
Securities:
Held-to-maturity securities	-0-
Available-for-sale securities	-0-
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	-0-
Securities purchased under agreements to resell	-0-
Loans and lease financing receivables:
Loans and leases held for sale	-0-
Loans and leases, net of unearned income	-0-
LESS: Allowance for loan and lease losses	-0-
Loans and leases, net of unearned income and allowance	-0-
Trading assets	-0-
Premises and fixed assets (including capitalized leases)	9,275
Other real estate owned	-0-
Investments in unconsolidated subsidiaries and associated companies	-0-
Direct and indirect investments in real estate ventures	-0-
Intangible assets:
Goodwill	134,206
Other intangible assets	487,199
Other assets	125,357

Total assets	1,317,320

LIABILITIES
Deposits:
In domestic offices	-0-
Noninterest-bearing	-0-
Interest-bearing	-0-
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	-0-
Securities sold under agreements to repurchase	-0-
Trading liabilities	-0-
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	-0-
Not applicable
Not applicable
Subordinated notes and debentures	-0-
Other liabilities	241,258

Total liabilities	241,258

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	500
Surplus (exclude all surplus related to preferred stock)	850,876
Retained earnings	224,686
Accumulated other comprehensive income	-0-
Other equity capital components	-0-
Total bank equity capital	1,076,062
Noncontrolling (minority) interests in consolidated subsidiaries	-0-
Total equity capital	1,076,062

Total liabilities and equity capital	1,317,320

I, Robert G. Marshall, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

/s/ Robert G. Marshall
Robert G. Marshall
Assistant Controller